Exhibit 99.3

Annual Statement as to Compliance

For the Year Ended December 31, 2013

United States Department of Education

College and University Facility Loan Trust One

Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:

i.	As an officer signing this certificate I have reviewed the activities and performance of Berkadia Commercial Mortgage as Master Servicer during the preceding fiscal year under the Servicing Agreement and, to the best of such officer’s knowledge, the Servicer has fulfilled all of the duties, responsibilities under this servicing agreement throughout such year.

ii.	I confirm that Berkadia Commercial Mortgage as Master Servicer is in compliance with the requirements of Section 202.

Berkadia Commercial Mortgage

Mark E. McCool

Executive Vice President

February 20, 2014

Inv. 2 Lib. G

Annual Statement as to Compliance

For the Year Ended December 31, 2013

United States Department of Education

College and University Facility Loan Trust One

Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:

i.	As an officer signing this certificate I have reviewed the activities and performance of Berkadia Commercial Mortgage as Special Servicer during the preceding fiscal year under the Servicing Agreement and, to the best of such officer’s knowledge, the Special Servicer has fulfilled all of the duties, responsibilities under this servicing agreement throughout such year.

ii.	I confirm that Berkadia Commercial Mortgage as Special Servicer is in compliance with the requirements of Section 202.

Berkadia Commercial Mortgage

Mark E. McCool

Executive Vice President

February 20, 2014

Inv. 002 Lib. G